UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2004

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)

1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 214-7000

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

     ☐ Written communications pursuant to Rule 425 under the Securities Act

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     ☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement

     On October 26, 2004, the Board of Directors of TALX Corporation approved grants of 2,000 shares of restricted stock to each of the outside directors (as defined in the TALX Outside Directors’ Stock Option Plan, as amended (the “Plan”)), in accordance with the terms of the Plan. The material terms of the awards were approved by the Company’s shareholders when they approved the Second Amendment to TALX Corporation Outside Directors’ Stock Option Plan at their 2004 Annual Meeting.

     Shares of restricted stock vest ratably over a period of three years. Unvested shares of restricted stock will be forfeited upon the termination of a participant’s service as a director, unless termination was by reason of death or disability or subsequent to a “change of control” (as defined in the Plan), in which case any unvested shares of restricted stock will automatically vest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2004	TALX CORPORATION
	By:	/S/ L. Keith Graves
L. Keith Graves
Chief Financial Officer